UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane
Suite 210
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported in Alset Inc.’s (the “Company’s”) current report on Form 8-K filed with the SEC on September 27, 2024, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with one of the Company’s subsidiaries, Alset International Limited (the Company owns 85.7% of Alset International Limited). Pursuant to the Stock Purchase Agreement, the Company agreed to purchase 6,500,000 shares (the “Shares”) of HWH International Inc. (“HWH”), a Nasdaq-listed company controlled by the Company. As consideration for the Shares, the Company issued a secured promissory note to its subsidiary Alset International Limited in the original principal amount of $4,095,000 (the “Promissory Note”). The Promissory Note bears an interest rate of 5% per annum, has a maturity date of September 26, 2026, and is secured by collateral specified in a security agreement (the “Security Agreement”), between the Company and Alset International Limited.

The closing of the transactions described herein was contingent upon the approval of the stockholders of Alset International Limited (which was approved on November 18, 2024) and the satisfaction of other closing conditions. The transactions closed on November 20, 2024.

The Company shares certain officers and directors with each of Alset International Limited and HWH International Inc. Our Chairman, Chief Executive Officer, and largest stockholder, Chan Heng Fai, is also the Chairman and Chief Executive Officer of Alset International Limited, and serves as Chairman of the Board of HWH International Inc. His son, Moe Chan, is also an officer and director of Alset International Limited, as well as Co-Chief Executive Officer and a Director of Alset Inc. Three of our independent directors also serve as directors of HWH International Inc., and certain of our directors and officers also serve as directors or officers of Alset International Limited and/or HWH International Inc.

The Company’s Board of Directors determined that this transaction is in the best interests of the Company and its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated September 26, 2024, between the Company and Alset International Limited., incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on September 27, 2024.
10.2	Promissory Note dated September 26, 2024, incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the SEC on September 27, 2024.
10.3	Security Agreement dated September 26, 2024, between the Company and Alset International Limited, incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the SEC on September 27, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: November 22, 2024	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer